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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
            EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 20, 1998


                          Commission File No. 333-29463


                       International Total Services, Inc.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)


              OHIO                                              34-1264201
-----------------------------------                        --------------------
(State or other jurisdiction of                            (IRS Employer
incorporation or organization)                              Identification No.)


                     5005 Rockside Road, Cleveland, OH 44131
                     ----------------------------------------
                     (Address of principal executive offices)


       Registrant's telephone number, including area code: 216-642-4522


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ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

On February 20, 1998, International Total Services, Inc. (the "Company") completed its acquisition of the contracts and assets of Securex, Inc., a Florida corporation.

The Acquisition was accomplished pursuant to a Plan and Agreement of Acquisition dated as of February 20, 1998 among the Company and Securex.

Securex provided staffing for commercial security operations, mostly in Florida, and the Company will conduct similar operations with the assets acquired.

Total consideration for the Acquisition consisted of the payment to Securex of $4.2 million, with an additional $1.1 million due in June, 1998, to purchase the contracts and assets.

The cash consideration for the transaction was made available from the proceeds of the Company's Initial Public Offering completed on September 24, 1997 and from cash flows from operations. The acquisition will be accounted for under the purchase method of accounting for financial reporting purposes.

The purchase price and other terms of the Acquisition Agreement were determined through arms-length negotiations. The Company is not aware of any pre-existing material relationships between (i) Securex or any of its shareholders, and (ii) the Company, any of the Company's affiliates, directors and officers or any associate of such directors and officers.



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ITEM 3: FINANCIAL STATEMENTS AND EXHIBITS

The required financial statements and exhibits and the acquisition agreement are not included in this initial report. They will be filed no later than May 5, 1998.



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         SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS CURRENT REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THERETO DULY AUTHORIZED.


                            INTERNATIONAL TOTAL SERVICES, INC.

                            By: /s/ ROBERT A. SWARTZ
                                /s/ ROBERT A. SWARTZ

                            VICE PRESIDENT AND CHIEF FINANCIAL OFFICER


Dated:          March 6, 1998



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